                                                                      EXHIBIT 10


                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is effective as of July 14, 1999, by and between ConversIt.Com, Inc., a Nevada corporation ("Employer") and Dean Weber ("Executive").

                                    RECITALS

     A. WHEREAS, Employer desires to engage Executive and Executive desires to accept such engagement to provide such services to Employer as are set forth in this Agreement.

     B. NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   AGREEMENT

1. Employment. Employer engages Executive to serve as Chairman, President and Chief Executive Officer of Employer and Executive hereby accepts such engagement upon the terms and conditions set forth herein.

2. Term. Executive's term of employment under this Agreement shall commence upon the date hereof and shall continue until July 14, 2002 or until otherwise terminated in accordance with Section 4 herein.

3. Duties. Executive will devote his full business time, utmost knowledge and best skill to the performance of the duties and responsibilities hereunder. Executive shall report directly to the Board of Directors of Employer (the "Board") Executive will not engage in any other gainful occupation which requires his personal attention without prior consent of the Board. Notwithstanding the foregoing, Executive shall perform such other duties as the Board reasonably may require from time to time.

4.   Termination.

     4.1 Events Triggering Termination. At the written election of Employer in its sole discretion, this Agreement shall terminate immediately, effective upon the occurrence of any one of the following events:

          (a) Executive's conviction of a felony or other crime involving moral turpitude;

          (b) Executive's material breach of or failure to perform his obligations hereunder, failure by Executive to abide by, conform with otherwise observe any material written policy of Employer, or the continuing failure to conform to the reasonable directives of the Board;

          (c)  The death of Executive;

          (d) The total and permanent disability of Executive. Executive shall be deemed totally and permanently disabled if the Executive shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall for a period of one hundred eighty (180) consecutive days be unable to perform his normal duties hereunder, with or without reasonable accommodation by Employer; or

          (e)  The sixty-fifth birthday of Executive.

          In the event that Executive's employment is terminated by Employer pursuant to Sections 4.1(a), 4.1(b),4.1(c), 4.1(e) or 4.2 hereof, Employer shall promptly pay to Executive (or in the event that such termination is pursuant to Section 4.1(c), to Executive's estate or other legal representative) the annual base salary provided for in Section 5.1 accrued to the date of Executive's termination and not theretofore paid to Executive. Rights and benefits of Executive under the benefits plans and programs of Employer shall be determined in accordance with the terms of such plans and programs.

     4.2 Termination by Written Notice. This Agreement may also be terminated by Executive for any reason or for no reason upon thirty (30) days prior written notice to the Employer.

     4.3 Severance Compensation. If Employer terminates this Agreement and such termination is not pursuant to Sections 4.1(a), 4.1(b), 4.1(c) or 4.1(e), as for no reason, then Employer shall continue to pay to Executive his annual base salary in the same periodic installments provided for in Section 5.1 hereof until July 14, 2002 (the "Severance Period"); provided, however, that the severance compensation to be paid to Executive in respect of a termination for the reason specified in Section 4.1(d) shall be integrated with any disability insurance proceeds paid to Executive during the Severance Period so that Executive receives no more than an amount equal to 100% of his annual base salary under Section 5.1 during the Severance Period. In addition, during the Severance Period Employer shall continue to make all Employer contributions to health, medical, long term disability (unless termination is for the reason specified in Section 4.1(d)) and life insurance premiums for all Employer maintained plans under which Executive is an insured or covered as of the commencement of the Severance Period.

5.   Compensation.

     5.1 Base Salary. As compensation for all services rendered by Executive under this Agreement, Employer shall pay Executive an annual base salary of $180,000, payable monthly in arrears or otherwise in accordance with the standard payroll practices of Employer. This annual base salary may be augmented by salary increases as determined annually or from time to time

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
by the Board. All regular compensation shall be paid in accordance with Employer's standard payroll procedures.

      5.2 Other Bonuses. Executive shall be eligible for additional bonus compensation as may be determined by the Board.

      5.3 Withholding. All compensation paid to Executive under this Agreement shall be subject to customary withholding and employment taxes as required by federal and state law.

      5.4 Other Benefits. Executive shall be entitled to herewith, medical, long term disability and life insurance benefits as mutually agreed by Executive with Employer and such other benefits, including retirement benefits, as may be provided to other full-time executive employees of Employer, subject to any terms, conditions or restrictions associated with such benefits, as determined by written company policy in effect from time to time during the term of this Agreement.

      5.5 Automobile Allowance. During the term of this Agreement, including any Severance Period, Executive shall receive a $500.00 per month automobile allowance.

6. Vacation. Executive shall be entitled to four (4) weeks annual paid vacation per year, subject to accrual and use in accordance with written company policy in effect from time to time during the term of this Agreement and applicable law. Executive's vacation will be scheduled at those times which are mutually convenient to Employer's business and Executive. In addition, Executive shall be allowed reasonable periods of time off each year to attend professional meetings or seminars approved in advance by Employer; provided that attendance at such meetings or seminars shall be planned for minimum interference with the business of Employer.

7. Business Expenses. During the term of this Agreement, Employer shall reimburse Executive for all reasonable and necessary out-of-pocket business expenses of Executive related to Executive's duties hereunder in accordance with the policies and procedures of Employer in effect from time to time, including, without limitations:

      7.1 Actual expenses for travel, meals and lodging for necessary travel between Employer's business locations;

      7.2 Actual expenses for travel, meals and lodging for other travel approved in advance by Employer;

      7.3 Professional entertainment and promotional expenses approved in advance by Employer; and

      7.4 Cellular telephone, home computer and home Internet/fax telephone access charges.



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
8.    Trade Secrets.

      8.1 Trade Secrets in General. During the course of Executive's employment, Executive will have access to various trade secrets of Employer. For purposes of this Agreement, "Trade Secret" shall mean information which is not generally known to the public and, as a result, is of economic benefit to Employer in the conduct of its business. Executive and Employer agree that Trade Secrets shall include but not be limited to all information developed or obtained by Employer and comprising the following items, whether or not such items have been reduced to tangible form (e.g., physical writing): all methods, techniques, processes, ideas, trade names, service marks, slogans, forms, customer lists, pricing structures, menus, business forms, marketing programs and plans, layouts and designs, financial structures, operational methods and tactics, cost information, the identity of or contractual arrangements with suppliers, the identity or buying habits of customers, accounting procedures, and any document, record or other information of Employer relating to the above. Trade Secrets include not only information belonging to Employer which existed before the date of this Agreement, but also information developed by Executive for Employer or its employees during the term of this Agreement and thereafter.

      8.2 Restriction on Use of Trade Secrets. Executive agrees that his use of Trade Secrets is subject to the following restrictions during the term of the Agreement and for an indefinite period thereafter so long as the Trade Secrets have not become generally known to the public:

            (a) Non-Disclosure. Executive will not publish or disclose, or allow to be published or disclosed, Trade Secrets to any person who is not an employee of Employer unless such disclosure is necessary for the performance of Executive's obligations under this Agreement.

            (b) Surrender Upon Termination. Upon termination of his employment with Employer for any reason, Executive will surrender to Employer all documents and materials in his possession which contain Trade Secrets.

            (c) Prohibition Against Unfair Competition. At any time after the termination of his employment with Employer for any reason, Executive will not engage in competition with Employer while making use of the Trade Secrets of Employer.

9. Unfair Competition, Misappropriation of Trade Secrets and Violation of Solicitation Clauses. Executive acknowledges that unfair competition, misappropriation of Trade Secrets or violation of any of the provisions contained in Section 8 would cause irreparable injury to Employer, that the remedy at law for any violation or threatened violation thereof would be inadequate, and that Employer shall be entitled to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages. Executive agrees that such



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
relief shall be available in a court of law regardless of the arbitration provisions contained in Section 17 of this Agreement.

10. Conflict of Interest. Executive acknowledges that the obligations and services to be provided by Executive hereunder are special and unique. Executive agrees that he will not at any time during the term of employment serve as an officer, director, employee, or otherwise have an interest in any entity that engages in business similar to that of Employer and Employer's subsidiaries. This provision shall not apply to equity or stock ownership interests of less than 5% of any publicly traded company.

11. Successors and Assigns. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

12. Governing Law. This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of California.

13. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

14. Severability. Each term, condition, covenant or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

15. Waiver. A waiver by either party of a breach of provision or provisions of this Agreement shall not constitute a general waiver, or prejudice the other party's right otherwise to demand strict compliance with that provision or any other provisions in this Agreement.

16. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, sent by mail to his residence in the case of Executive, or hand delivered to the Executive, or to its principal office (corporate office) in the case of the Employer.

17. Arbitration. Except as provided in Section 9, any dispute or claim that may arise out of the provisions of this Agreement which cannot be resolved by agreement of the parties acting in good faith within reasonable time, including any interpretation or alleged breach hereof, shall be resolved by arbitration in accordance with the then-effective employment arbitration rules of the San Diego, California, Chapter of the American Arbitration Association. Except as otherwise set forth in Section 9 hereof, the parties intend that litigation not be used to settle any dispute or claim arising out of this Agreement. The written determination and award of the arbitrator or arbitrators, as applicable, shall be final, binding and conclusive, and such determination may be


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
entered in any court of competent jurisdiction with each side to pay their own attorneys' fees and costs.

18. Entire Agreement. Executive acknowledges receipt of this Agreement and agrees that this Agreement represents the entire Agreement with Employer concerning the subject matter hereof, and supersedes any previous oral or written communications, representations, understandings or Agreements with Employer or any officer or agent thereof. Executive understands that no representative of the Employer has been authorized to enter into any Agreement or commitment with Executive which is inconsistent in any way with the terms of this Agreement.

19. Construction. This Agreement shall not be construed against any party on the grounds that such party drafted the Agreement.

20. Acknowledgment. Executive acknowledges that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and that he has taken advantage of that opportunity to the extent that he desires. Executive further acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it voluntarily based on his own judgment.

21. Survivorship. The respective rights and obligations of Executive and Employer hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

22. Counterparts. This Agreement may be executed in one or more counterpart copies, each of which shall be deemed to be an original and all of which taken together shall be deemed one and the same instrument.




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
     IN WITNESS WHEREOF, this Agreement is effective for all purposes on the date first above written.



                                        EMPLOYER:

                                        CONVERSIT.COM, INC., a Nevada
                                        corporation



                                        By: /s/ DEAN WEBER
                                           ------------------------------------
                                           Name:
                                           Title:


                                        EXECUTIVE:

                                        /s/ DEAN WEBER
                                        ---------------------------------------
                                        Dean Weber






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
                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is effective as of July 14, 1999, by and between ConversIt.Com, Inc., a Nevada corporation (the "Company"), and KIN Management Ltd., a Canadian corporation ("Consultant"), and is made with reference to the following facts:

     WHEREAS, the Company desires to engage the Consultant to provide certain advisory and consulting services with respect to the business of the Company, and the Consultant is willing to provide such services on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of their respective promises, representations and warranties contained in this Agreement, the parties hereto agree as follows:

     1. Term. For the term of this Agreement, Consultant will serve as a consultant to the Company under the conditions and terms set forth below. The term of this Agreement shall begin on the date first above stated and continue until July 14, 2002.

     2.   Consulting Services.

          (a) During the term of this Agreement, the Consultant shall provide the Company with such advisory and consulting services as shall be requested by the President and Chief Executive Officer of the Company in connection with the development, manufacture and distribution of the Company's products and services. The Company will cooperate in furnishing to the Consultant in a timely manner information necessary for the performance of the Consultant's duties hereunder.

          (b) The Consultant shall render its services hereunder through its principal employee, Rahoul Sharan and such other individuals as may be approved in advance in writing by the Company, which approval may be granted or withheld by the Company in its sole discretion.

          (c) The Consultant shall report to the President and Chief Executive Officer of the Company or to such other officer or employee of the Company as directed by the President and Chief Executive Officer of the Company. Consultant shall provide such written or other reports as requested by the President and Chief Executive Officer of the Company from time to time.

     3.   Compensation.

          (a) For all services rendered by Consultant to the Company under this Agreement, the Company shall pay Consultant an annual consulting fee of $120,000 to be paid in monthly installments of $10,000.00.

          (b) During the term of this Agreement, the Company shall reimburse the Consultant for (i) reasonable and necessary out-of-pocket travel expenses for travel pre-approved in writing by the President and Chief Executive Officer of the Company and (ii) other reasonable and necessary out-of-pocket business expenses, including but not limited to telephone and telecopying expenses, incurred by the Consultant in the performances of its duties hereunder. Such reimbursement shall be made monthly, against invoice of the Consultant accompanied by appropriate documentation of such expenses in accordance with the Company's policies.

          (c) Consultant shall be solely responsible for and shall pay all federal, state and local taxes and charges of whatsoever kind or nature (other than sales, use, property and excise taxes) arising out of, resulting from or in any way connected with Consultant's performance of services to the Company under the terms of this Agreement.

     Consultant shall tender an invoice to the Company on the last business day of each calendar month as to the expenses incurred in such calendar month. Each such invoice shall be payable within fifteen days of its receipt by the Company.

     4.   Trade Secrets.

          4.1 Trade Secrets In General. During the course of Consultant's consultancy, Consultant and Rahoul Sharan will have access to various trade secrets of the Company. For purposes of this Agreement, "Trade Secret" shall mean information which is not generally known to the public and, as a result, is of economic benefit to the Company in the conduct of its business. Consultant and Rahoul Sharan and the Company agree that Trade Secrets shall include but not be limited to all information developed or obtained by the Company and comprising the following items, whether or not such items have been reduced to tangible form (e.g., physical writing): all methods, techniques, processes, ideas, trade names, service marks, slogans, forms, customer lists, pricing structures, menus, business forms, marketing programs and plans, layouts and designs, financial structures, operational methods and tactics, cost information, the identity of or contractual arrangements with suppliers, the identity or buying habits of customers, accounting procedures, and any document, record or other information of the Company relating to the above. Trade Secrets include not only information belonging to the Company which existed before the date of this Agreement, but also information developed by Consultant or Rahoul Sharan or any other employee for the Company or its employees or consultants during the term of this Agreement and thereafter.

          4.2 Restriction on Use of Trade Secrets. Consultant and Rahoul Sharan agree that their uses of Trade Secrets is subject to the following restrictions during the term of the Agreement and for an indefinite period thereafter so long as the Trade Secrets have not become generally known to the public:

               (a) Non-Disclosure. Neither Rahoul Sharan nor Consultant will publish or disclose, or allow to be published or disclosed, Trade Secrets to any person who is not an employee of the Company unless such disclosure is necessary for the performance of Consultant's obligations under this Agreement.



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
               (b) Surrender Upon Termination. Upon termination of its consultancy with the Company for any reason, Consultant and Rahoul Sharan will surrender to the Company all documents and materials in their possession or control which contain Trade Secrets.

               (c) Prohibition Against Unfair Competition. At any time after the termination of its consultancy with the Company for any reason, neither Rahoul Sharan nor Consultant will engage in competition with the Company while making use of the Trade Secrets of the Company.

     5. Unfair Competition, Misappropriation of Trade Secrets and Violation of Solicitation Clauses. Consultant and Rahoul Sharan each acknowledge that unfair competition, misappropriation of Trade Secrets or violation of any of the provisions contained in Section 4 would cause irreparable injury to the Company, that the remedy at law for any violation or threatened violation thereof would be inadequate, and that the Company shall be entitled to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages. Consultant and Rahoul Sharan each agree that such relief shall be available in a court of law regardless of the arbitration provisions contained in Section 14 of this Agreement.

     6. Conflict of Interest. Consultant and Rahoul Sharan acknowledges that the obligations and services to be provided by Consultant hereunder are special and unique. Consultant and Rahoul Sharan each agree that they will not at any time during the term of consultancy serve as an officer, director, consultant, or otherwise have an interest in any entity that engages in business similar to that of the Company and the Company's subsidiaries. This provision shall not apply to equity or stock ownership interests of less than 5% of any publicly traded company.

     7. Independent Contractor. It is understood and agreed that Consultant shall be acting only in the capacity of an independent contractor insofar as this Agreement is concerned and not as a partner, co-venturer, agent, employee, franchisee or representative of the Company.

          (a) Consultant shall not receive any employment fringe benefits, such as health or life insurance, vacation pay or sick leave, pursuant to this Agreement or otherwise from the Company.

          (b) Consultant shall be responsible for obtaining and maintaining, at its expense, any type of insurance necessary to protect its interest in performing its duties under this Agreement.

          (c) Consultant shall not have authority to, and shall not, enter into any contract or obligation on behalf of the Company, except with the express prior written approval of the President and Board of Directors of the Company.

          (d) Consultant shall establish and maintain its own schedule as necessary to perform its duties under this Agreement; provided, however, Consultant shall perform at least thirty (30) hours per week of service to the Company pursuant to the terms hereof.



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
          (e) Consultant shall be solely responsible for the payment of all applicable taxes, and benefits and other obligations arising out of or relating to the Consultant's performance of services pursuant to this Agreement.

     8. Termination. This Agreement may not be terminated by either party without cause prior to the expiration of its term. The Company may terminate this Agreement for cause, in which event all payments due hereunder shall cease immediately and the termination shall be effective upon Consultant's receipt of the Company's notice of same. For purposes of this Agreement, "cause" is defined as any act of dishonesty or moral turpitude; any breach of this Agreement; any knowing failure to follow written directions or instructions of the Company; any breach of policy of the Company or breach of sound business practice; or the death of Rahoul Sharan or his becoming disabled to such an extent that the Consultant is unable to continue to perform its essential duties hereunder with or without reasonable accommodation to Rahoul Sharan.

     9. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the executors, administrators, heirs, representatives, successors and assigns of the parties hereto. Notwithstanding the foregoing, this Agreement may not be assigned by Consultant without the prior written consent of the Company. Any attempted assignment in violation of this Agreement shall be null and void and of no effect.

     10. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous negotiations, correspondence, understandings and agreements of the parties relating to the subject matter hereof. No changes or modifications of or additions to this Agreement shall be valid unless the same shall be in writing and signed by each party hereto.

     11. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

     12. Waivers. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be binding on the parties hereto unless it is executed in writing by the party making the waiver.

     13. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered personally to the party to whom notice is to be given or delivered by Federal Express or other internationally recognized overnight carrier, charges prepaid to the party to whom notice is to be given, or on the third (3rd) day after mailing, if mailed to the party to whom notice is given, by first class mail, registered or certified, postage prepaid and properly addressed as follows:

          (a)  If to the Company:

                        ConversIt.Com, Inc.
                        9974 Scripps Ranch Blvd., Suite 307
                        San Diego, CA 92131

                (b)     If to the Consultant:

                        575 Eastcot Road
                        West Vancouver BC, Canada
                        V7S IES

        Either party may change the address to which such notices are to be addressed by giving the other party hereto written notice of such change in the manner herein set forth.

        14. Arbitration of Disputes. Any controversy or claim arising out of or relating to the relationship between Consultant and the Company shall be settled by arbitration in accordance with the laws of the State of California by three arbitrators, one of whom shall be appointed by the Company, one by Consultant, and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in San Diego, California. Such arbitration shall be conducted in San Diego, California, in accordance with the Commercial Rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this paragraph. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        15. Headings. The section and subsection headings used herein are for convenience or reference only, are not a part of this Agreement, and are not to affect the construction of, or be taken into consideration in interpreting any provision of, this Agreement.

        16. Governing Law. This Agreement is made and shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to the conflict of laws principles thereof, as the same apply to agreements executed solely by residents of California and wholly to be performed within California. Venue for any proceeding shall only be in San Diego County, California.

        17. Construction. This Agreement shall not be construed for or against any party on the ground that such party, or its legal representative, drafted the agreement, or any portion thereof.


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

                              CONVERSIT.COM, INC.
                             1999 STOCK OPTION PLAN


      1. PURPOSE. This Stock Option Plan (the "Plan") is intended to serve as an incentive to, and to encourage stock ownership by, certain eligible participants rendering services to ConversIt.com, Inc., a Nevada corporation (the "Corporation"), and certain affiliates as set forth below, so that they may acquire or increase their proprietary interest in the Corporation and to encourage them to remain in the service of the Corporation.

      2.    ADMINISTRATION.

            2.1 Committee. The Plan shall be administered by the Board of Directors of the Corporation (the "Board of Directors") or a committee of two or more members appointed by the Board of Directors (the "Committee") who are Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and an outside director as defined in Treasury Regulation Section 1.162-27(e)(3). The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

            2.2 Term. If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

            2.3 Authority. The Committee shall have sole discretion and authority to grant options under the Plan to eligible participants rendering services to the Corporation or any "parent" or "subsidiary" of the Corporation, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") ("Parent or Subsidiary"), at such times, under such terms and in such amounts as it may decide. For purposes of this Plan and any Stock Option Agreement (as defined below), the term "Corporation" shall include any Parent or Subsidiary, if applicable. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details and provisions of any Stock Option Agreement, to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

            2.4 Type of Option. The Committee shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code ("Incentive Options") or options which are not intended to qualify under Section 422 of the Code ("Non-Qualified Options"); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

               2.5 Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

          3.   ELIGIBILITY

               3.1 General. All directors, officers, employees of and certain persons rendering services to the Corporation, or any Parent or Subsidiary, relative to the Corporation's, or any Parent's or Subsidiaries' management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an option under this Plan unless such person has executed the grant representation letter set forth on Exhibit "A", as such Exhibit may be amended by the Committee from time to time and no person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation, or a Parent or Subsidiary, on the date of grant. No employee shall be granted more than 100,000 options in any one year period.

          3.2  Termination of Eligibility

               3.2.1 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation or no longer performs services for the Corporation, or its Parent or Subsidiary for any reason (other than for "cause," as hereinafter defined, or such optionee's death), any option granted hereunder to such optionee shall expire three months after the date of the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations Section 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

               3.2.2 If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary and such termination is as a result of "cause," as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, "cause" shall mean an optionee's personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of this Plan, any Stock Option Agreement or any employment agreement.

               3.3 Death of Optionee and Transfer of Option. In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee's right to exercise such option had accrued at the time of the optionee's death) at any time within six months after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of intestate succession.

               3.4 Limitation on Incentive Options. No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $100,000.

          4. IDENTIFICATION OF STOCK. The Stock, as defined herein, subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired common stock (the "Stock"). The aggregate number of shares subject to outstanding options shall not exceed 1,000,000 shares of Stock (subject to adjustment as provided in Section 6). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. Notwithstanding the above, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Corporation exceed 30% as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10, California Code of Regulations, based on the shares of the issuer which are outstanding at the time the calculation is made.

          5. TERMS AND CONDITIONS OF OPTIONS. Any option granted pursuant to the Plan shall be evidenced by an agreement ("Stock Option Agreement") in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

               5.1 Number of Shares. Each option shall state the number of shares of Stock to which it pertains.

               5.2 Option Exercise Price. Each option shall state the option exercise price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any

Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any option granted to any person who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than 85% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option.

          5.3 Term of Option. The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

          5.4 Method of Exercise. An option shall be exercised by written notice to the Corporation by the optionee (or successor in the event of death) and execution by the optionee of an exercise representation letter in the form set forth on Exhibit "B," as such Exhibit may be amended by the Committee from time to time. Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

          5.5 Medium and Time of Payment. The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

               5.5.1  Full payment in cash or certified bank or cashier's check;

               5.5.2 A Promissory Note (as defined below), in the discretion of the Committee;

               5.5.3 Full payment in shares of Stock or other securities of the Corporation having a fair market value on the Exercise Date in the amount equal to the option exercise price;

               5.5.4 Through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable written instruction to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

               5.5.5 A combination of the consideration set forth in Sections 5.5.1, 5.5.2, 5.5.3 and 5.5.4 equal to the option exercise price; or

               5.5.6 Any other method of payment complying with the provisions of Section 422 of the Code with respect to Incentive Options, provided the terms of payment are established by the Committee at the time of grant, and any other method of payment established by the Committee with respect to Non-Qualified Options.

     5.6 Fair Market Value. The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions;

          5.6.1 If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

               5.6.2 If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the average mean between the highest bid and lowest asked prices (or, if such information is available, the average closing selling price) of one share of Stock in the over-the-counter market for the ten (10) trading days immediately before the date in question, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock in the over-the-counter market for the 10 trading days before the date in question, then the mean between the highest bid and lowest asked prices (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

               5.6.3 If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the average closing selling price of one share of Stock for the ten (10) trading days immediately before the date in question on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Stock on such exchange for the 10 trading days immediately before the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

     5.7 Promissory Note. Subject to the requirements of applicable state or Federal law or margin requirements, payment of all or part of the purchase price of the Stock may be made by delivery of a full recourse promissory note ("Promissory Note"). The Promissory Note shall be executed by the optionee, made payable to the Corporation and bear interest at such rate as the Committee shall determine, but in no case less than the minimum rate which will not cause under the Code (i) interest to be imputed, (ii) original issue discount to exist, or (iii) any other similar results to occur. Unless otherwise determined by the Committee, interest on the Note shall be payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year. A Promissory Note shall contain such other terms and conditions as may be determined by the Committee; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Corporation may obtain from the optionee a security interest in all shares of Stock issued to the optionee under the Plan for the purpose of securing payment under the Promissory Note and shall retain possession of the stock certificates representing such shares in order to perfect its security interest.]

     5.8 Rights as a Shareholder. An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

     5.9 Modification, Extension and Renewal of Options. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

     5.10 Vesting and Restrictions. The Committee shall have complete authority and discretion to set the terms, conditions, restrictions, vesting schedules and other provisions of any option in the applicable Stock Option Agreement and shall have complete authority to require conditions and restrictions on any Stock issued pursuant to this Plan; provided, however, that except with respect to options granted to officers or directors of the Corporation, options granted pursuant to this Plan shall be exercisable or "vest" at the rate of at least 20% per year over the 5-year period beginning on the date the option is granted. Options granted to officers and directors shall become exercisable or "vest," subject to reasonable conditions, at any time during any period established by the Corporation.

     5.11 Other Provisions. The Stock Option Agreements shall contain such other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

        6.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                6.1 Subdivision or Consolidation. Subject to any required action by shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

                6.2 Capital Transactions. Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation or similar transaction as determined by the Committee ("Capital Transaction"), this Plan and each option issued under this Plan, whether vested or unvested, shall terminate immediately prior to such Capital Transaction, unless such options are assumed by a successor corporation in a merger or consolidation; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee, all optionees will have the right, during the 15 days prior to such Capital Transaction, to exercise all vested options. The Corporation shall, subject to any applicable nondisclosure agreements binding the Corporation, attempt to provide optionees at least 15 days notice of the option termination date under this Section 6.2. The Committee may (but shall not be obligated to) (i) accelerate the vesting of any option or (ii) apply the foregoing provisions, including but not limited to termination of this Plan and any options granted pursuant to the Plan, in the event there is a sale of 51% or more of the stock of the Corporation in any two-year period or a transaction similar to a Capital Transaction.

                6.3 Adjustments. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                6.4 Ability to Adjust. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                6.5 Notice of Adjustment. Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

            6.6 Limitation on Adjustments. Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

      7. NONASSIGNABILITY. Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of an optionee only by such optionee. Any transfer in violation of this Section shall void such option and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

      8. NO RIGHT OF EMPLOYMENT. Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

      9. TERM OF PLAN. This Plan is effective on the date the Plan is adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

     10. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

     11. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

     12. RESERVATION OF SHARES. The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

     13. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall not impose any obligation upon the optionee to exercise such option.

     14. APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS. The Plan shall not take effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of

Directors. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void. Further, any stock acquired pursuant to the exercise of any options under this Agreement may not count for purposes of determining whether shareholder approval has been obtained.

      15. WITHHOLDING TAXES. Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option.

      16. PARACHUTE PAYMENTS. Any outstanding option under the Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

      17. SECURITIES LAWS COMPLIANCE. Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Securities Act of 1933, as amended (the "Act"), and
(ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or registration or qualification under any applicable state securities law.

      18. RESTRICTIVE LEGENDS. The certificates representing the Stock issued upon exercise of options granted pursuant to this Plan will bear the following legends giving notice of restrictions on transfer under the Act and this Plan, as follows:

            (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED OR TRANSFERRED IN A TRANSACTION WHICH WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON AN EXEMPTION AFFORDED BY SUCH ACT. NO SALE OR TRANSFER OF THESE SHARES SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT OR
                  (B) THE ISSUER SHALL HAVE FIRST

                  RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

            (b) Any other legends required by applicable state securities laws as determined by the Committee.

      19. NOTICES. Any notice to be given under the terms of the Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

      20. INFORMATION TO PARTICIPANTS. The Corporation shall make available to all holders of options the information required pursuant to Section
260.140.46 of the California Code of Regulations.

      As adopted by the Board of Directors as of July 14, 1999.


                                       CONVERSIT.COM, INC., a Nevada corporation


                                       By:   /s/ DEAN WEBER
                                          -----------------------------------
                                          Dean Weber, President